Exhibit 10.7

UNCONDITIONAL SECURED GUARANTY

In connection with the Loan and Security Agreement, dated as of April 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between PACIFIC WESTERN BANK (“Bank”), and ADICET THERAPEUTICS, INC., a Delaware corporation formerly named Adicet Bio, Inc. (“Borrower”), ADICET BIO, INC., a Delaware corporation formerly named resTORbio, Inc. (“Guarantor”) hereby unconditionally and irrevocably guarantees (i) the prompt and complete payment of all Obligations (as defined in the Loan Agreement), and (ii) performance by Borrower of its obligations under the Loan Agreement, in each case in strict accordance with its terms (herein referred to as the “Guaranteed Obligations”). All terms used without definition in this Guaranty shall have the meaning assigned to them in the Loan Agreement or as defined in the Code. This Guaranty is executed effective as of September 15, 2020 (the “Effective Date”) and is a continuing guaranty, and the obligations guaranteed hereby include, without limitation, new obligations incurred by Borrower under the Loan Agreement after the Effective Date. Guarantor acknowledges it will receive a direct and material benefit from the loans made pursuant to the Loan Agreement and that Bank has required that this secured guaranty (as amended, restated, supplemented or otherwise modified, from time to time, this “Guaranty”) be entered into as a condition of the Loan Agreement.

1. Guaranty. If Borrower does not pay any amount or perform the Guaranteed Obligations, Guarantor shall immediately pay all amounts due under the Loan Agreement (including, without limitation, all principal, interest, and fees) and otherwise proceed to complete the same and satisfy all of Borrower’s Obligations under the Loan Agreement. The obligations hereunder are independent of the Obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Guaranteed Obligations.

2. Grant of Security Interest. To secure its obligations under this Guaranty, Guarantor hereby grants Bank a security interest in the assets described on Exhibit A hereto (the “Collateral”). The security interest granted herein is and shall at all times continue to be a first-priority perfected security interest in the Collateral (other than Permitted Liens, to the extent applicable to Guarantor, or other Liens as set forth in the schedule to this Guaranty). If Guarantor acquires a commercial tort claim with a potential recovery reasonably expected to be in excess of Two Hundred Fifty Thousand Dollars ($250,000), Guarantor shall promptly notify Bank in writing and deliver such other information and documents as Bank may reasonably require to perfect Bank’s security interest in such commercial tort claim. Guarantor authorizes Bank to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder. Guarantor shall not, without at least ten (10) days prior written notice to Bank (i) change its jurisdiction of organization, chief executive office, legal name, or organizational number (if any) assigned by its jurisdiction of organization. Guarantor shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Guaranty.

3. Pledge of Shares. Guarantor hereby pledges, assigns and grants to Bank a security interest in all the issued and outstanding capital stock, membership units or other securities owned or held of record by Guarantor in Borrower (the “Shares”), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Guaranteed Obligations. On the Effective Date, the certificate or certificates for the Shares of Borrower will be delivered to Bank, accompanied by an instrument of assignment duly governing the Shares. Guarantor shall cause the books of Borrower and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Unless an Event of Default shall have occurred and be continuing, Guarantor shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Guaranty or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

4. Representations and Warranties. Guarantor represents and warrants to Bank that:

4.1 (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) the execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under Guarantor’s organizational documents, nor will they constitute an event of default under any material agreement to which it is party or by which it is bound, (iii) after giving effect to this Guaranty, Guarantor is not insolvent or left with unreasonably small capital for the business or transactions in which Guarantor is presently engaged or plans to be engaged, and is able to pay its debts as they mature, and (iv) except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or in law), this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

4.2 Guarantor has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens, except Permitted Liens, to the extent applicable to Guarantor, or as otherwise set forth in the schedule to this Guaranty.

4.3 The information with respect to Guarantor and the Collateral set forth in that certain Borrower Information Certificate dated as of July 7, 2020 is true and correct in all material respects as of such date.

4.4 As of the date hereof, no Collateral consisting of promissory notes or equity interests is evidenced by an original instrument or share certificate, as applicable, except to the extent delivered to Bank as possessory collateral with appropriate allonges or stock powers in form satisfactory to Bank.

5. Landlord Waiver. Within one hundred twenty (120) days of the Effective Date, provided that Guarantor has not vacated possession of such premises (whether in connection with the execution of a sublease or otherwise), Guarantor shall exercise commercially reasonable efforts to deliver to Bank in form and substance satisfactory to Bank a duly executed landlord waiver in favor of Bank for the rental property located at 500 Boylston Street, 13th Floor, Boston, Massachusetts.

6. Insurance. Guarantor, at its expense, shall (i) keep the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case as ordinarily insured against by other owners in businesses similar to Guarantor’s. All such policies of insurance shall be in such form, with such companies, and in such amounts reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as lender’s loss payee. All liability insurance policies shall show, or have endorsements showing, Bank as an additional insured. Any such insurance policies shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Within thirty (30) days of the Effective Date, Bank shall have received in form and substance reasonably satisfactory to Bank evidence that the insurance policies required by this Section 6 are in full force and effect. Within thirty (30) days of the Effective Date, Guarantor shall cause to be furnished to Bank a copy of its policies including any endorsements covering Bank or showing Bank as an additional insured. Proceeds payable under any casualty policy will, at Guarantor’s option, be payable to Guarantor to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, provided that if an event of default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Guaranteed Obligations.

7. Primary Depository. Within sixty (60) days of the Effective Date, Guarantor shall maintain, and shall (subject to Borrower’s obligations in Section 6.6 of the Loan Agreement) cause all of its Subsidiaries to maintain, all of its Cash in depository and operating accounts with Bank and all investment accounts with Bank or Bank’s affiliates; provided that prior to Guarantor maintaining any investment accounts with Bank’s affiliates, Guarantor, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank, provided that, Guarantor shall be permitted to maintain an aggregate amount not to exceed $20,000 in one or more accounts outside of Bank.

8. Existing Letter of Credit. Notwithstanding anything herein to the contrary, Guarantor shall be permitted to maintain Guarantor’s existing cash collateral account at Wells Fargo Bank (the “Collateral Account”) securing that certain letter of credit for $245,442.50 in favor of 500 Boylston & 222 Berkeley Owner (DE) LLC (the “Letter of Credit”), provided that (x) the aggregate balance of the Collateral Account shall not exceed $245,442.50 at any time and (y) upon the earlier of (A) the outside expiration date of the Letter of Credit as of the Effective Date which is December 31, 2026, and (z) early termination of the Letter of Credit, the entire balance held in the Collateral Account shall immediately be transferred to Guarantor’s account at Bank. For the avoidance of doubt, the Letter of Credit shall not be renewed or extended so long as Bank shall have provided similar replacement letter of credit in favor of the existing beneficiary in such amount and on terms substantially similar to the terms of Letter of Credit, resulting in a replacement letter of credit that is reasonably acceptable to the applicable beneficiary.

9. Affirmative Covenants. Until the final payment and performance in full of all of the Obligations (other than inchoate indemnification or reimbursement obligations), Guarantor shall do all of the following: (a) maintain its existence, remain in good standing in its jurisdiction of organization, and continue to qualify in its jurisdiction in which the failure to so qualify could have a material adverse effect on the financial condition, operations or business of Guarantor; (b) maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected have a material adverse effect on its financial condition, operations or business; (c) comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which it is subject if non-compliance with such laws could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Guarantor; and (d) at any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

10. Negative Covenants. Guarantor shall not do any of the following: (a) create, incur, assume or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, to the extent applicable to Guarantor, or other Indebtedness as set forth in the Schedule to this Guaranty; (b) create, incur, assume or suffer to exist any Lien with respect to any of its property, other than Permitted Liens, to the extent applicable to Guarantor, or other Liens as set forth in the Schedule to this Guaranty; (c) transfer, assign, encumber, or otherwise dispose of any equity interest that Guarantor may now have or hereafter acquire in Borrower; and (d) dispose of any interest in the Collateral other than Permitted Transfers, to the extent applicable to Guarantor.

11. Waivers by Guarantor. Guarantor waives any right to require Bank to (a) proceed against Borrower, any guarantor, or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank’s power whatsoever. Bank may, at each of its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or non-judicial foreclosure, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or by reason of the cessation from any cause whatsoever of the liability of Borrower. Until all of the Guaranteed Obligations (other than inchoate indemnity obligations) have been paid in full, (a) Guarantor waives any defense that Guarantor may have against Bank arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights Guarantor has against Borrower, (b) Guarantor shall not exercise any rights against Borrower arising as a result of payment by Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise and (c) Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower and waives all rights to participate in any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any Obligation of Borrower and agrees that, absent a request for particular information by Guarantor, Bank shall not have any duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances. Guarantor waives any defenses as a surety under applicable law, including without limitation, any suretyship defenses available to it under the Code or any other applicable law. Guarantor waives any benefits that it has that permit a subordinating creditor to assert suretyship or that give a subordinating creditor rights to require a senior creditor to marshal assets. Guarantor will not assert such a defense or right. In addition to the waivers set forth above, Guarantor expressly waives, to the extent permitted by North Carolina law, all of Guarantor’s rights under North Carolina General Statute Section 26-7 through Section 26-9, inclusive, or any similar or subsequent laws. Guarantor authorizes Bank, as applicable, in accordance with the terms of the Loan Agreement, without notice or demand and without affecting its liability hereunder, from time to time to, (a) renew, extend, or otherwise change the terms of the Loan Documents or any part hereof; (b) take and hold security for the payment of this Guaranty or the Guaranteed Obligations, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as provided in the Loan Agreement or, if not so provided, as Bank in its sole discretion may determine.

12. Borrower’s Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

13. Subordination of Borrower’s Indebtedness. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Guaranteed Obligations; and upon notice of Bank following the occurrence and during the continuation of an Event of Default, such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

14. Event of Default. Each of the following shall constitute an event of default under this Guaranty: if this Guaranty ceases to be in full force and effect for any reason; if any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation in this Guaranty; if Guarantor fails to perform any obligation required hereunder; if Guarantor purports to revoke or otherwise avoid any obligation under this Guaranty; or if an Event of Default occurs under the Loan Agreement.

15. Remedies and Related Provisions

15.1 Rights and Remedies. Upon the occurrence and during the continuance of an event of default under this Guaranty described in Section 14 hereof, Bank may, without notice or demand, do any or all of the following (in addition to any remedies pursuant to the Loan Agreement): (i) verify the amount of, demand payment of and performance under, and collect any Accounts and general intangibles, settle or adjust disputes and claims directly with account debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Guarantor money of Bank’s security interest in such funds; (ii) make any payments and do any acts it reasonably considers necessary or advisable to protect the Collateral and/or its security interest in the Collateral, and Guarantor shall assemble the Collateral if Bank requests and make it available as Bank designates, (iii) enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred, and in furtherance of the foregoing, Guarantor grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies; (iv) apply to the Obligations any (A) balances and deposits of Guarantor that Bank holds, or (B) amounts held by Bank owing to or for the credit or the account of Guarantor; (v) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, and solely in furtherance of the foregoing in connection with the exercise of its remedies hereunder, Guarantor hereby grants Bank a non-exclusive, royalty-free license or other right to use, without charge, Guarantor’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any similar property as it pertains to the Collateral, completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights hereunder, and any rights of Guarantor under all licenses and all franchise agreements inure to Bank’s benefit; (vi) place a “hold” on any account maintained with Bank or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any account control agreement or similar agreements providing control of any Collateral; (vii) demand and receive possession of any Guarantor’s books and records; and (viii) exercise all rights and remedies available to Bank at law or equity, including all remedies provided under the Code (including sale of the Collateral pursuant to the terms thereof).

15.2 Power of Attorney. Guarantor hereby irrevocably appoints Bank (and any of Bank’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest and Liens in the Collateral; (b) endorse Guarantor’s name on any checks or other forms of payment or security; (c) sign Guarantor’s name on any invoice or bill of lading for any Account or drafts against account debtors schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (e) make, settle, and adjust all claims under Guarantor’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Bank or a third party as the Code permits; and (h) dispose of the Collateral as the Code permits. Guarantor further hereby appoints Bank (and any of Bank’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (i) sign Guarantor’s name on any documents and other instrument necessary to perfect or continue the perfection of, or maintain the priority of, Bank’s security interest in the Collateral to the extent Guarantor does not promptly execute the same upon Bank’s written request, (ii) execute and do all such assurances, acts and things which Guarantor is required, but fails to do under the covenants and provisions hereof; (iii) take any and all such actions as Bank may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Bank hereunder or the under the Loan Agreement. Bank’s foregoing appointment as Guarantor’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Guaranteed Obligations (other than inchoate indemnity obligations) have been paid in full, in cash, and Bank is under no further obligation to make credit extensions to Borrower.

15.3 Protective Payments. If Guarantor fails to obtain the insurance required by this Guaranty or fails to pay any premium thereon or fails to pay any other amount which Guarantor is obligated to pay under this Guaranty, the Loan Agreement or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank shall constitute Obligations and shall be immediately due and payable, bearing interest at the then highest rate applicable to the Obligations in accordance with the terms of the Loan Documents, and shall be secured by the Collateral. Bank will make reasonable efforts to provide Guarantor with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any event of default hereunder.

15.4 Bank’s Liability for Collateral. So long as Bank complies with commercially reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Subject to the foregoing, Guarantor shall bear all risk of loss, damage or destruction of the Collateral.

16. Miscellaneous.

16.1 Guarantor agrees to pay reasonable attorneys’ fees and all other reasonable out-of-pocket costs and expenses which may be incurred by Bank in the enforcement of this Guaranty.

16.2 No terms or provisions of this Guaranty may be changed, waived, revoked or amended except by written agreement between Guarantor and Bank.

16.3 Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective.

16.4 This Guaranty, together with any agreement executed in connection with this Guaranty, embodies the entire agreement between the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements between the parties with respect to the matters set forth herein.

16.5 No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. Bank’s failure, at any time or times, to require strict performance by Guarantor of any provision of this Guaranty or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Guaranty and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Guaranty or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

16.6 There are no conditions to the full effectiveness of this Guaranty.

16.7 Bank may assign this Guaranty (or its rights thereunder) in connection with a permitted assignment of the Guaranteed Obligations in accordance with the Loan Agreement without in any way affecting Guarantor’s liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns.

16.8 This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”), or any similar format, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

16.9 Governing Law; Jurisdiction; Venue; Jury Trial Waiver. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrower’s account or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina, or the United States District Court for the Middle District of North Carolina, except as provided below with respect to arbitration of such matters. BANK AND GUARANTOR EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR GUARANTOR, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 16.9 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Guaranty, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section 16.9. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

16.10 Withholding. All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (excluding taxes imposed on or measured by the net income of Bank) and all interest, penalties or similar liabilities with respect thereto (all such taxes, levies, imposts, duties, fees, assessments or other charges and as required by any governmental authority, applicable law, regulation or international agreement being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount required to be paid with respect to the Guaranteed Obligations. Notwithstanding the foregoing, Guarantor need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Guarantor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Guarantor has duly executed this Guaranty as of the date set forth above.

ADICET BIO, INC., a Delaware corporation

By:	/s/ Chen Schor

Name:	Chen Schor

Title:	Chief Executive Officer

Exhibit A

Collateral Description

The Collateral consists of all of Guarantor’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, Shares, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including goodwill and payment intangibles), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Guarantor’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any of the intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Guarantor, or in which Guarantor now holds or hereafter acquires or receives any right or interest (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).

Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of September 15, 2020 include the Intellectual Property to the extent and only to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment, and further provided, however, that Bank’s enforcement rights with respect to any security interest in the Intellectual Property shall be absolutely limited to the Rights to Payment only, and Bank shall have no recourse whatsoever with respect to the underlying Intellectual Property.

SCHEDULE OF EXCEPTIONS

Liens existing as of Effective Date – None.

Indebtedness existing as of the Effective Date – None.

RESOLUTIONS TO GUARANTY AND WARRANT

Guarantor: ADICET BIO, INC., a Delaware corporation formerly named resTORbio, Inc.

The undersigned is the duly elected and qualified Secretary of ADICET BIO, INC., a Delaware corporation formerly named resTORbio, Inc. (the “Guarantor”), does hereby certify that the following is a true and correct copy of the resolutions adopted by the Guarantor’s Board of Directors in accordance with applicable law and the Guarantor’s bylaws, and that such resolutions are now unmodified and in full force and effect:

BE IT RESOLVED, that

1) Any one (1) of the following named persons, whose actual signatures are shown below is authorized to act for, on behalf of, and in the name of the Guarantor in connection with the resolutions below:

Title	Name	Authorized Signature

In furtherance of the transactions contemplated by the Guaranty Documents (as defined below), such person, may, on behalf of the Guarantor and is hereby authorized and empowered to:

Guaranty Indebtedness. Guaranty all amounts borrowed from time to time from Bank by Borrower, pursuant to that certain Loan and Security Agreement between Borrower and Bank dated as of April 28, 2020 (the “Loan Agreement”), and any related agreements, each as amended from time to time.

Execute Guaranty. Execute and deliver to Bank that certain Unconditional Secured Guaranty of even date herewith in favor of Bank (the “Guaranty”), and any other agreement entered into between Guarantor and Bank in connection therewith, all as amended or extended from time to time (collectively, the “Guaranty Documents”), and also execute and deliver to Bank one or more affirmations, renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Guaranty Documents, or any portion thereof.

Grant Security. Grant a security interest to Bank in the Collateral described in the Guaranty Documents, which security interest shall secure all of the Borrower’s Obligations (as defined in the Loan Agreement).

Warrants. Issue a warrant or warrants to purchase the Guarantor’s capital stock;

Further Acts. Do and perform such other acts and things, pay any and all fees and costs, and execute and deliver such other documents and agreements as he or she may in his or her discretion deem reasonably necessary or proper in order to carry into effect the foregoing.

2) Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to Bank. Any such notice shall not affect any of the Guarantor’s agreements or commitments in effect at the time such notice is given.

3) The officers, employees, and agents named above are duly elected, appointed, or employed by or for the Guarantor, as the case may be, and occupy the positions set forth opposite their respective names; the foregoing resolutions now stand of record on the books of the Guarantor; and the resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have affixed my name as Secretary on September 15, 2020 and attest that the signatures set opposite the names listed above are such individuals’ genuine signatures.

CERTIFIED TO AND ATTESTED BY:

By:

Name:

Title: Secretary